Exhibit 10.1

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this “Agreement”) is made and entered into effective as of January 12, 2024 (the “Effective Date”), by and among Primentor Inc., a California corporation (the “Consultant”), Phaneesh Murthy, an individual (“Murthy”) (only for purposes of Section 3(c) and (d)), Srinjay Sengupta, an individual (“Sengupta”) (only for purposes of Section 3(c) and (d)), Mastech Digital, Inc., a Pennsylvania corporation (the “Company”), Sunil Wadhwani, an individual (“Wadhwani”) (only for purposes of Section 3(d)), and Ashok Trivedi, an individual (“Trivedi” and, together with Wadhwani, the “Founders”) (only for purposes of Section 3(d)). Each of the parties hereto is referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, Consultant is in the business of providing advisory services around business strategy and product and service line design and markets, and Murthy owns all of the outstanding equity of the Consultant; and

WHEREAS, the Company desires to retain the Consultant to provide certain strategic advisory and management consulting services, upon the terms and subject to the conditions hereinafter set forth, and the Consultant is willing to provide such services and undertake such obligations as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, and agreements set forth herein, and subject to the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.    Appointment. The Company hereby engages the Consultant, and the Consultant hereby agrees, upon the terms and subject to the conditions set forth herein, to provide certain services to the Company, as described in Section 2 hereof.

2.    Duties of the Consultant.

(a)    Services. The Consultant shall provide the Company with strategic advisory and management consulting services, as well as any other business and organizational strategy services as the board of directors of the Company (the “Board”) may reasonably request from time to time (collectively, the “Services”). Within thirty (30) days of the Effective Date, the Consultant and the Board shall use reasonable good faith efforts to agree upon a more detailed scope of the Services, a description of which will be jointly signed and attached to this Agreement as Schedule 1. If, from time to time, the Board wishes to modify the Services, the Board and the Consultant shall use reasonable good faith efforts to agree upon and jointly sign an amendment to Schedule 1 accordingly. If the scope of the Services materially changes, the Parties shall use reasonable good faith efforts to agree upon and jointly sign an amendment with respect to the corresponding Consulting Fees (defined below) accordingly. By agreeing to provide the Services, the Consultant does not guarantee any particular outcome.

(b)    Exclusions from Services. Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of “Services”:

(i)    accounting or tax services rendered to the Company by an independent accounting firm or accountant who is not an employee of the Consultant; and

(ii)    legal services rendered to the Company by an independent law firm or attorney who is not an employee of the Consultant.

(c)    Compliance with Law and Company Policies. In connection with its provision of the Services, the Consultant, at its expense, shall comply with all applicable laws, regulations, licensing, and registration requirements and rules, as well as all Company rules and policies applicable to consultants of which the Consultant has been made aware by the Company and that are attached to this Agreement as Exhibit A.

(d)    Performance of Services; Warranties; and Standard of Care.

(i)    The Consultant will use reasonable good faith efforts to: (i) assign the Services to Consultant Personnel (defined below) that have the required skills, training, background, knowledge, experience, and qualifications to provide the Services; and (ii) provide the Services in a timely, ethical, efficient, and professional manner, to the reasonable satisfaction of the Board and consistent with high professional and industry standards.

(ii)    The Consultant represents and warrants to the Company that the Consultant: (i) is duly organized, validly licensed, and in good standing under the laws of its jurisdiction of formation; and (iii) has the authority to enter into this Agreement and perform its obligations hereunder.

(iii)    The Consultant will perform the Services through its network of partners, employees, and subcontractors, if any (collectively, the “Consultant Personnel”), each of whom are under written agreement with Consultant that binds each to terms and conditions no less stringent than those contained in Sections 4 and 5 of this agreement, including, as applicable, Murthy and Sengupta. Murthy and Sengupta shall each be considered “Key Consultant Personnel.” To the extent that any Consultant Personnel are required to perform any Services for the Company or any of its Affiliates,1 the Consultant will first inform such Consultant Personnel of the Company’s policies and procedures that are attached to this Agreement as Exhibit A, and instruct them to comply with such policies and procedures at all times.

[1]

For purposes of this Agreement, an “Affiliate” of any specified person or entity is a person or entity that directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with, the person or entity specified.

(iv)    The Consultant represents and warrants that the Consultant has no pre-existing obligations or commitments (and will not assume or otherwise undertake any obligations or commitments during the Term (defined below)) that prevent the Consultant from performing the Services.

(e)    Time Commitment. The Company understands that this is not a full-time engagement and that the Consultant and the Consultant Personnel are working on other engagements. However, during the Term (defined below), the Consultant shall spend adequate time to provide the Services in a reasonably timely manner.

3.    Compensation and Reimbursement for Services.

(a)    Consulting Fees. As consideration payable to the Consultant for providing the Services to the Company, the Company shall pay to the Consultant fees (the “Consulting Fees”) as follows:

(i)    $100,000 per month for the first nine (9) months of the Initial Term (defined below);

(ii)    $30,000 per month for months 10 through 12 of the Initial Term;

(iii)    $25,000 per month for months 13 through 18 of the Initial Term;

(iv)    $20,000 per month for months 19 through 24 of the Initial Term; and

(v)    a lump sum amount of $120,000 that is payable on the date that is the second anniversary of the Effective Date;

provided however that the monthly Consulting Fees described in Section 3(a)(i) through (iv) above shall be paid through the effective date of the termination of the Agreement if any (including any applicable contractual notice period), shall be payable no later than thirty (30) days after the end of each applicable month, and shall be fully earned at the end of each applicable month; and

provided further that if the Agreement is terminated by the Company without Cause and such termination is effective after the first nine (9) months of the Initial Term, the Company shall be obligated to pay the Consultant a termination fee (the “Termination Fee”) in an amount set forth in the attached Schedule 2 within thirty (30) days after the effective date of the termination of the Agreement.

All Consulting Fees and Termination Fees shall be payable in U.S. dollars.

(b)    Out-of-Pocket Expenses. In addition to the payments required under Section 3(a) above, the Company shall, at the direction of the Consultant, pay directly or reimburse the Consultant for Out-of-Pocket Expenses (as hereinafter defined). For purposes of this Agreement, the term “Out-of-Pocket Expenses” shall mean the reasonable and documented out-of-pocket amounts incurred by the Consultant or any Consultant Personnel in rendering the Services, including but not limited to travel expenses. In connection with providing the Services, all Consultant Personnel shall be permitted to travel in business class for any international flights; provided, however, that best efforts must be made to book such travel at least thirty (30) days in advance. Unless directed by the Company, all international travel booked without thirty (30) days notice must be pre-approved by the Company in writing. All direct payments and reimbursements for Out-of-Pocket Expenses shall be made by the Company as soon as practicable and no later than thirty (30) days after presentation by the Consultant to the Company of a statement setting forth in reasonable detail all applicable Out-of-Pocket Expenses, together with receipts or other proof of expenditure reasonably acceptable to the Company.

(c)    Equity Compensation. On the Effective Date, the Company shall issue to each of Murthy and Sengupta options (“Stock Options”) to purchase shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), on the terms and subject to the vesting and other conditions of the Stock Option Grant Agreements attached hereto as Exhibit B (the “Stock Option Grant Agreements”).

(i)    The vesting of all Sengupta Stock Options will cease upon the death or Disability of Sengupta.

(ii)    The vesting of all Murtha Stock Options will cease upon the death or Disability of Murtha if the Death or Disability of Murtha occurs within twenty-four (24) months of the Effective Date;

(iii)    If the death or Disability of Murtha occurs on or after the start of month twenty-five (25) after the Effective date, vesting of Murthy Stock Options will accelerate, and Murthy (or his estate, personal representatives, or persons entitled thereto under his will or the laws of descent and distribution, as applicable);

(iv)     Murthy and Sengupta shall each have the right to exercise vested Stock Options until the date that is the earliest of (i) one (1) year following the death or Disability of Murthy or Sengupta, respectively, (ii) ten (10) years after the Grant Date (as such term is defined in each of the Stock Option Agreements), or (iii) the last day of the original maximum term of each of the Stock Options (per the provisions of each of the Stock Option Agreements), in each case subject to and pursuant to the terms of the Stock Option Grant Agreements and the Plan (as such term is defined in each of the Stock Option Grant Agreements);

(d)    Founder Equity Transfer Upon a Sale Event.

(i)    As additional incentive compensation to the Consultant, and subject to the terms and conditions of this Agreement:

(A)    If a Sale Event (defined below) is consummated on or before the date that is twelve (12) months from the expiration or early termination of the Term, then Murthy and Sengupta shall each receive from the Founders and/or any one or more Founder Entities (defined below), for no consideration paid therefor, an aggregate number of Founder Equity Shares (defined below) that is equal to 1.1% of the total number of shares of Common Stock outstanding on the date upon which the Definitive Agreement (defined below) for such Sale Event is entered into by the Company; and

(B)    If a Sale Event is consummated after the date that is twelve (12) months from the expiration or early termination of the Term, but not later than the date that is thirty-six (36) months after the expiration or early termination of the Term, then Murthy and Sengupta shall each receive from the Founders and/or any one or more Founder Entities, for no consideration paid therefor, an aggregate number of Founder Equity Shares that is equal to 0.55% of the total number of shares of Common Stock outstanding on the date upon which the Definitive Agreement for such Sale Event is entered into by the Company.

Any Founder Equity Share Transfers (defined below) shall occur immediately prior to the closing of the applicable Sale Event. In no event shall the Founders or any Founder Entities be required to effectuate any Founder Equity Share Transfers if a Sale Event does not occur during the Term or within thirty-six (36) months after the expiration or early termination of the Term.

(ii)    Notwithstanding anything to the contrary in this Section 3(d), in the event of the death or Disability (defined below) of Sengupta (whether occurring during or after the Term), Sengupta (including Sengupta’s successors, assigns, heirs, and legal representatives) shall forfeit the right to receive any Founder Equity Shares that would otherwise be required to be transferred to Sengupta (including Sengupta’s successors, assigns, heirs, and legal representatives) in connection with any Founder Equity Share Transfer under this Section 3(d).

(iii)    For the avoidance of doubt, each Founder, together with all of the Founder Entities under such Founder’s control, shall only be required to transfer an aggregate number of Founder Equity Shares that is equal to fifty percent (50%) of all Founder Equity Shares required to be transferred in connection with any Founder Equity Share Transfer under the terms of this Section 3(d).

(iv)    The Parties agree that the Founder Equity Share Transfers shall be treated, for U.S. federal income tax purposes, as a capital contribution by the Founders (or, to the extent applicable, their respective Founder Entities), to the Company and an issuance of shares of Common Stock to the Consultant, as compensation for the Services. The Consultant, Murthy and Sengupta each agrees that, if the Internal Revenue Code of 1986, as amended to date and including any of the rules and regulations promulgated thereunder, or any analogous tax laws, rules or regulations in any other jurisdiction, require any Founder or any of the Founder Entities to be subject to any transfer tax or other tax as a result of the Founder Equity Share Transfers, the Consultant, Murthy and Sengupta shall reimburse the Founders for the full amount of any such tax, no later than thirty (30) days after receiving written notice from the Company or either Founder of such tax.

(v)    For purposes of this Agreement:

(A)    “Sale Event” means the occurrence, after the date hereof, of (1) a sale or transfer of all or substantially all of the assets of the Company to another entity or person or (2) the acquisition by another entity or person of all outstanding equity securities of the Company, accomplished whether as an equity sale or a merger or similar business combination; provided, however, that, none of the transactions described above shall constitute a “Sale Event” unless more than 80% of the shares of capital stock of the Company held by the Founders and the Founder Entities immediately prior to the consummation of such transaction are sold or otherwise transferred for cash or other consideration, including without limitation, equity, by the Founders and the Founder Entities in connection with such transaction; provided that, notwithstanding the foregoing, the occurrence of a transaction shall only constitute a Sale Event if such transaction also constitutes a “change in control event” as defined under Treas. Reg. 1.409A-3(i)(5)(v) or (vii). For the avoidance of doubt, there shall be only one Sale Event;

(B)    “Definitive Agreement” means the definitive agreement with respect to the applicable Sale Event;

(C)    “Founder Entities” means any one or more Affiliates designated by the Founders (excluding the Company and all subsidiaries of the Company);

(D)    “Founder Equity Shares” means shares of Common Stock held by the Founders and/or the Founder Entities; and

(E)    “Founder Equity Share Transfers” means the transfer of Founder Equity Shares described in Sections 3(d)(i)(A) and (B) above (if any).

(e)    Compensation to Consultant Personnel; Taxes. Consultant Personnel and any other individual who performs any of the Services on behalf of the Consultant shall not be treated as an employee of the Company or any of its Affiliates for any reason, including for federal or state income tax purposes, and neither the Company nor any of its Affiliates shall withhold from the Consultant’s compensation any amounts for income tax withholding, social security, or other taxes on employee compensation. The Consultant is responsible for paying the compensation of all Consultant Personnel and any other individual who performs any of the Services on behalf of the Consultant, including, if applicable, withholding of income taxes, and the payment and withholding of social security and other payroll taxes, unemployment insurance, workers’ compensation insurance payments, and disability benefits.

(f)    Section 409A. The parties intend that all payments and benefits provided hereunder or the Stock Option Agreements be exempt from or comply with the requirements of Section 409A of the Internal Code of 1986 (“Section 409A”), as amended, and all provisions of this Agreement and the Stock Option Agreements will be construed in and interpreted in a manner consistent with this intent. Notwithstanding the foregoing, in no event whatsoever shall the Company or any of its Affiliates, or any of their officers, directors or representatives, or the Founders, be liable for any additional tax, interest, or penalties that may be imposed on Consultant, Murthy or Sengupta as a result of Section 409A or any damages for failing to comply with Section 409A.

4.    Intellectual Property.

(a)    Consultant Materials. Consultant will retain ownership of (i) all Intellectual Property Rights made or owned by Consultant prior to the effective date of the Agreement and (ii) software, documentation, techniques, tools, templates, processes, procedures, discoveries, inventions, technical data, research, trade secrets and other proprietary ideas, concepts, know-how and methodologies of Consultant that are not developed for the Company hereunder (“Consultant Materials”). Consultant Materials will not include Company specific or Company Confidential Information. The Company acknowledges that Consultant may use Consultant

Materials in the performance of the Services and in developing the Deliverables, and that the Deliverables may contain Consultant Materials or information incorporating, based upon, or derived from Consultant Materials. Consultant will retain ownership of all Consultant Materials but hereby grants the Company, and its divisions, subsidiaries and Affiliates, and entities that are authorized to manufacture, distribute and/or sell such products, a perpetual, irrevocable, fully paid, royalty-free, worldwide, non-exclusive license to use the Consultant Materials solely in connection with the Deliverables, along with the right to sublicense their use rights to their third party service providers solely for purpose of the provision of services to them by such third party service providers.

(b)    Ownership of the Deliverables; Works Made for Hire. The Company is, and shall be, the sole and exclusive owner of all right, title, and interest in and to the documents, work product, and other materials that are created specifically for the Company or prepared by or on behalf of the Consultant specifically for the Company in the course of performing the Services (collectively, the “Deliverables”), including all Intellectual Property Rights (as defined below) therein. The Consultant agrees, and will cause all Consultant Personnel and any other person providing the Services, as applicable, to agree, that with respect to any Deliverables that may qualify as “work made for hire” as defined in 17 U.S.C. §101, such Deliverables are hereby deemed a “work made for hire” for the Company. To the extent that any of the Deliverables do not constitute a “work made for hire”, the Consultant hereby irrevocably assigns, and shall cause the Consultant Personnel and any other person providing the Services, as applicable, to irrevocably assign to the Company, in each case without additional consideration, the non-exclusive, perpetual right to use the Deliverables, including all Intellectual Property Rights therein. The Consultant shall cause the Consultant Personnel and any other person providing the Services to irrevocably waive, to the extent permitted by applicable law, any and all claims any of them may now or hereafter have in any jurisdiction to so-called “moral rights” or rights of droit moral with respect to the Deliverables.

(c)    Ownership of Company Materials. The Company and its licensors will retain ownership of all Intellectual Property Rights that are: (i) made or owned by the Company or its licensors prior to the Effective Date of the Agreement, and/or (ii) made or owned by the Company after the Effective Date of the Agreement that were not developed by the Consultant under this Agreement, including any such materials provided to the Consultant by the Company (together, the “Company Materials”). The Consultant shall have no right or license to use any Company Materials, except solely during the Term of this Agreement to the extent necessary to provide the Services to the Company. All other rights in and to the Company Materials are expressly reserved by the Company.

(d)    Non-Infringement. The Consultant represents and warrants that the Deliverables will not knowingly infringe, misappropriate or violate the rights of any third party, including, without limitation, any Intellectual Property Rights or any rights of privacy or rights of publicity, except to the extent any portion of the Deliverables is created, developed or supplied by the Company or by a third party on behalf of the Company.

(e)    Intellectual Property Rights. For purposes of this Agreement, “Intellectual Property Rights” means all: (i) patents, patent disclosures, and inventions (whether patentable or not), (ii) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (iv) trade secrets, know-how, methodologies, software, and other confidential information, and (v) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.

5.    Confidential Information.

(a)    The Consultant acknowledges that the Consultant, the Consultant Personnel, and any other person providing the Services on behalf of the Consultant will have access to information that is treated as confidential and proprietary by the Company, including, without limitation, trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, or operations of the Company, its Affiliates, or their suppliers or customers, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the “Confidential Information”). Any Confidential Information that the Consultant, the Consultant Personnel, or any other person providing the Services on behalf of the Consultant accesses in connection with the Services shall be subject to the terms and conditions of this Section 5. The Consultant agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. The Consultant shall notify the Company within five (5) business days in the event the Consultant becomes aware of any loss or disclosure of any Confidential Information.

(b)    Confidential Information shall not include information that:

(i)    is or becomes generally available to the public other than through the Consultant’s breach of this Agreement;

(ii)    is communicated to the Consultant by a third party that had no confidentiality obligations with respect to such information;

(iii)    is or becomes known to the Consultant prior to receipt from the Company; or

(iv)    is independently developed by the Consultant.

(c)    Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, or pursuant to a government-administered whistleblower award program, such as that offered by the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Consultant agrees to provide written notice of any such order to an authorized officer of the Company within five (5) business days after receiving such order, and, where possible, sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.

(d)    Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(i)    the Consultant, the Consultant Personnel, and any other person providing the Services on behalf of the Consultant will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A)    is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(B)    is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(ii)    If the Consultant or any Consultant Personnel or any other person providing the Services on behalf of the Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Consultant or any such person may disclose the Company’s trade secrets to its, his or her attorney and use the trade secret information in the court proceeding if such person:

(A)    files any document containing the trade secret under seal; and

(B)    does not disclose the trade secret, except pursuant to court order.

(e)    The Consultant will enter into written agreements with all Consultant Personnel who perform Services under the Agreement under which such Consultant Personnel will agree to limitations on the use and disclosure of Confidential Information no less restrictive than those provided in this Section 5.

6.    Competitive Activities. The Company clearly understands and acknowledges that the Consultant, and the Consultant Personnel, are working on multiple engagements of a similar advisory nature, including with other IT services, software, and BPO services companies that may compete with the Company. This Agreement in no way attempts to curtail any of the Consultant’s or the Consultant Personnel’s other work. For avoidance of doubt, during and after the Term, the Consultant and the Consultant Personnel are not restricted from engaging in or providing services to other companies, including companies with business that is competitive with the types and kinds of business being conducted by the Company.

7.    Non-Solicitation of Personnel. During the Term and for a period of one (1) year thereafter, the Consultant will not directly or indirectly solicit the services of any employee of the Company or any of its Affiliates for the Consultant’s own benefit or for the benefit of any other person or entity.

8.    Non-Disparagement. The Consultant and the Company each agrees and covenants that neither Party will at any time make, publish, or communicate to any third-party person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the other’s company or its founders, officers, or business.

9.    Term, Termination, and Survival.

(a)    Term. This Agreement shall commence on the Effective Date and shall continue thereafter for three (3) years or, if sooner, until the consummation of a Sale Event (the “Initial Term”), unless sooner terminated pursuant to Sections 9(b), (c), (d), (e), or (f); provided, that the Company may, upon at least ninety (90)-days written notice prior to the conclusion of the Initial Term or the Renewal Term (as defined below) that is then in effect, as the case may be, request to renew this Agreement for additional successive one (1) year terms (each, a “Renewal Term”), in which case, if the Consultant agrees, the Company and the Consultant shall negotiate and use reasonable good faith efforts to agree upon the scope of the additional services and the amount of the additional consulting fees for such Renewal Term (the Initial Term, together with any Renewal Terms, the “Term”). For the avoidance of doubt, (i) this Agreement may be terminated prior to the conclusion of the Initial Term or any Renewal Term, as applicable, if this Agreement is terminated pursuant to Sections 9(b), (c), (d), (e), or (f).

(b)    Termination for Cause. The Company may terminate this Agreement at any time during the Term for Cause. For the purposes of this Agreement, “Cause” means the Consultant does any of the following:

(i)    commits a fraud or act of dishonesty against the Company or any of its Affiliates (other than immaterial or inadvertent acts that, if capable of cure, are cured promptly by the Consultant within thirty (30) days following written notice from the Company);

(ii)    materially breaches any provision of this Agreement, including but not limited to its obligations under Section 5 (other than breaches that, if capable of cure, are cured promptly by the Consultant within thirty (30) days following written notice from the Company); or

(iii)     willfully fails to materially perform the Services after receiving written notification from the Company of such failure (excluding any failure resulting from death, Disability, or illness); or

In the case of Section 9(b)(i) and (ii), grounds for a termination for Cause shall exist only if the Consultant fails to cure (if curable) such event within thirty (30) days following receipt of written notice from the Company specifying the particulars of the grounds for Cause in reasonable detail.

For purposes of this Agreement, no act, or failure to act, on the part of any person shall be considered “willful” unless done or omitted to be done by the person other than in good faith and without reasonable belief that the person’s action or omission was in the best interest of the Company.

(c)    Termination without Cause. The Company may terminate this Agreement without Cause and for any or no reason at any time during the Term provided that the Company provides the Consultant with ninety (90) days prior written notice.

(d)    Termination upon Consummation of a Sale Event. The Term shall conclude immediately upon the consummation of a Sale Event.

(e)    Termination upon the Death or Disability of Key Consultant Personnel. In the event of the death or Disability of any Key Consultant Personnel during the Term, the Company may elect to terminate this Agreement provided that the Company provides the Consultant with ninety (90) days prior written notice. For purposes of this Agreement, “Disability” means the inability by Key Consultant Personnel to perform the essential functions of his position with the Consultant or to cause the Consultant to perform the Services to the reasonable satisfaction of the Board, in each case by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(f)    Termination by the Consultant. The Consultant may terminate this Agreement for any or no reason at any time during the Term provided that the Consultant provides the Company with ninety (90) days prior written notice.

(g)    Effect of Termination.

(i)    Termination for any or no Reason. Upon the termination of this Agreement for any or no reason: (i) the Consultant will promptly deliver to the Company all Deliverables prepared by the Consultant for the Company through the date of the termination that were not previously delivered to the Company, if any; and (ii) the Consultant will promptly deliver to the Company all Confidential Information in the Consultant’s possession, custody, or control.

(ii)    Termination by the Consultant or Termination by the Company for Cause. In the event this Agreement is terminated by the Consultant for any or no reason or by the Company for Cause, in each case prior to the expiration of the Term, then notwithstanding anything in this Agreement to the contrary the following shall also apply:

(A)    the Consultant shall forfeit and lose all entitlement to any and all unpaid Consulting Fees due under Section 3(a), other than all unpaid Consulting Fees earned, due, or payable pursuant to Section 3(a) through the effective date of the Agreement’s termination (including any applicable notice period), which the Company shall pay in accordance with Section 3(a);

(B)    the Company shall reimburse the Consultant for all Out-of-Pocket Expenses incurred through the effective date of the Agreement’s termination (including any applicable notice period), in accordance with Section 3(b);

(C)    all Stock Options will cease vesting as of the effective date of the Agreement’s termination (including any applicable notice period), and Murthy and Sengupta shall each have the right to exercise such vested Stock Options until the date that is the earliest of (i) ninety (90) days following the effective date of the Agreement’s termination, (ii) ten (10) years after the Grant Date (as such term is defined in each of the Stock Option Agreements), or (iii) the last day of the original maximum term of each of the Stock Options (per the provisions of each of the Stock Option Agreements), in each case subject and pursuant to the terms of the Stock Option Grant Agreements and the Plan (as such term is defined in each of the Stock Option Grant Agreements), and Murthy and Sengupta shall forfeit and lose all entitlement to all unvested Stock Options, but shall retain all entitlement to all vested Stock Options, in each case subject to and pursuant to the terms of the Stock Option Grant Agreements and the Plan (as such term is defined in each of the Stock Option Grant Agreements); and

(D)    no Founder Equity Share Transfer shall be effectuated or otherwise required.

(iii)    Termination by the Company without Cause. In the event this Agreement is terminated by the Company without Cause prior to the expiration of the Term, then notwithstanding anything in this Agreement to the contrary the following shall also apply:

(A)    the Consultant shall forfeit and lose all entitlement to any and all unpaid Consulting Fees due under Section 3(a), other than all unpaid Consulting Fees earned, due, or payable pursuant to Section 3(a) through the effective date of the Agreement’s termination (including any applicable notice period), which the Company shall pay in accordance with Section 3(a);

(B)    the Company shall pay the Termination Fee required by Section 3(a), if any;

(C)    the Company shall reimburse the Consultant for all Out-of-Pocket Expenses incurred through the effective date of the Agreement’s termination (including any applicable notice period), in accordance with Section 3(b); and

(D)    the vesting of all Stock Options will accelerate as of the effective date of the Agreement’s termination (including any applicable notice period), and Murthy and Sengupta shall each have the right to exercise such Stock Options until the date that is the earliest of (i) one (1) year following the effective date of the Agreement’s termination, (ii) ten (10) years after the Grant Date (as such term is defined in each of the Stock Option Agreements), or (iii) the last day of the original maximum term of each of the Stock Options (per the provisions of each of the Stock Option Agreements), in each case subject and pursuant to the terms of the Stock Option Grant Agreements and the Plan (as such term is defined in each of the Stock Option Grant Agreements); and

(E)    subject to the terms and conditions of this Agreement (including Section 3(d)), Murthy and Sengupta shall continue to be eligible to receive the Founder Equity Share Transfers for any Sale Event.

(iv)    Termination upon Consummation of a Sale Event. In the event this Agreement is terminated upon the consummation of a Sale Event, then notwithstanding anything in this Agreement to the contrary, the following shall also apply:

(A)    the Consultant shall forfeit and lose all entitlement to any and all unpaid Consulting Fees due under Section 3(a), other than all unpaid Consulting Fees earned, due, or payable pursuant to Section 3(a) through the effective date of the Agreement’s termination, which the Company shall pay in accordance with Section 3(a);

(B)    the Company shall reimburse the Consultant for all Out-of-Pocket Expenses incurred through the effective date of the Agreement’s termination, in accordance with Section 3(b);

(C)    the vesting of all Stock Options will accelerate as of the effective date of the Agreement’s termination, and Murthy and Sengupta shall each have the right to exercise such Stock Options until the date that is the earliest of (i) one (1) year following the effective date of the Agreement’s termination, (ii) ten (10) years after the Grant Date (as such term is defined in each of the Stock Option Agreements), or (iii) the last day of the original maximum term of each of the Stock Options (per the provisions of each of the Stock Option Agreements), in each case subject to and pursuant to the terms of the Stock Option Grant Agreements and the Plan (as such term is defined in each of the Stock Option Grant Agreements); and

(D)    subject to the terms and conditions of this Agreement (including Section 3(d)), Murthy and Sengupta shall continue to be eligible to receive the Founder Equity Share Transfers for any Sale Event.

(v)    Termination by the Company upon Death or Disability of Key Consultant Personnel. In the event the Company terminates this Agreement by reason of the death or Disability of Key Consultant Personnel prior to the expiration of the Term, then notwithstanding anything in this Agreement to the contrary the following shall also apply:

(A)    the Consultant shall forfeit and lose all entitlement to any and all unpaid Consulting Fees due under Section 3(a), other than all unpaid Consulting Fees earned, due, or payable pursuant to Section 3(a) through the effective date of the Agreement’s termination (including any applicable notice period), which the Company shall pay in accordance with Section 3(a);

(B)    the Company shall reimburse the Consultant for all Out-of-Pocket Expenses incurred through the effective date of the Agreement’s termination (including any applicable notice period), in accordance with Section 3(b); and

(C)    the vesting of all Stock Options shall occur as stated in Section 3(C);

(D)    subject to the terms and conditions of this Agreement (including Section 3(d)), Murthy and Sengupta (or their estates, personal representatives, or persons entitled thereto under their wills or the laws of descent and distribution, as applicable) shall each continue to be eligible to receive their share of (i) one hundred percent (100%) of the Founder Equity Share Transfers for any Sale Event that occurs within twelve (12) months of termination; or (ii) fifty percent (50%) of the Founder Equity Share Transfers for any Sale Event that occurs within thirteen (13) to twenty-four (24) months of termination.

(h)    The rights and obligations of the parties set forth in this Section 9, and in Sections 3 through 8, Section 10, Section 11, Section 14, and Section 21, and any right or obligation of the Parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement, and with respect to Confidential Information that constitutes a trade secret under applicable law, the rights and obligations set forth in Section 5 hereof will survive such termination or expiration of this Agreement until, if ever, such Confidential Information loses its trade secret protection other than due to an act or omission of the Consultant.

10.    Indemnification.

(a)    Indemnification by and Consultant. The Consultant shall indemnify, defend, and hold harmless the Company, the Founders and their respective officers, directors, employees, agents, Affiliates, successors, and permitted assigns (each, a “Company Indemnified Party”), on a joint and several basis, against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, taxes or expenses of whatever kind, including reasonable attorneys’ fees, fees and the costs of enforcing any right to indemnification under this Agreement, and the cost of pursuing any insurance providers (collectively, “Losses”), incurred by any Company Indemnified Party arising out of or resulting from any claim of a third party or the Company, the Founders or any of their respective Affiliates arising out of or occurred in connection with Consultant’s fraud, gross negligence, willful misconduct or breach of this Agreement. The Consultant not shall enter into any settlement without the prior written consent of the Company and each affected Company Indemnified Party. The Consultant will not be liable under the foregoing indemnification provision to the extent that any Loss is determined pursuant to a final, non-appealable judgment of a court or arbitrator of competent jurisdiction, to have resulted from the fraud, gross negligence, willful misconduct or breach of this Agreement of any Company Indemnified Party.

(b)    Indemnification by the Company. The Company shall indemnify, defend and hold harmless the Consultant and each of its officers, directors, employees, agents, Affiliates, successors, and permitted assigns (each, a “Consultant Indemnified Party”) from and against any and all Losses incurred by a Consultant Indemnified Party arising out of or resulting from any claim of a third party or the Consultant arising out of or incurred in connection with the Company’s gross negligence, willful misconduct or material breach of this Agreement. The Company shall not enter into any settlement without the Consultant’s and each affected Consultant Indemnified Party’s consent. The Company will not be liable under the foregoing indemnification provision to the extent that any Loss is determined pursuant to a final, non-appealable judgment of a court or arbitrator of competent jurisdiction, to have resulted from the fraud, gross negligence, willful misconduct or breach of this Agreement by any Consultant Indemnified Party.

11.    Liability Limits. Excluding any claims for breach of Section 5, in no event shall the Consultant or any Consultant Personnel be liable for consequential, special, indirect, incidental, or punitive losses, damages, or expenses of the Company or the Founders arising under or in connection with use of the Deliverables, performance of the Services, and/or this Agreement. Excluding any claims for breach of Section 5, the maximum liability of the Consultant and any Consultant Personnel to the Company and/or the Founders for any and all claims concerning the Deliverables, the Services, and/or this Agreement shall not exceed the aggregate Consulting Fees and termination fees paid by the Company to the Consultant as of the date of any such claim. Any and all claims concerning a breach of Section 5 shall not exceed the insurance limits carried by Consultant. No Party shall be liable for any claim concerning the Deliverables, the Services, and/or this Agreement that arose more than two (2) years prior to the institution of suit thereon.

12.    Insurance. During the Term, the Consultant shall, at its own expense, maintain and carry insurance in full force and effect materially consistent with the Certificate of Liability Insurance attached hereto as Exhibit C with financially sound and reputable insurers. Upon the Company’s request, the Consultant shall provide the Company with a certificate of insurance from the Consultant’s insurer evidencing the insurance coverage specified in this Agreement. Upon entering into this Agreement the Consultant will request that its insurer name the Company as an additional insured. The Consultant shall provide the Company with thirty (30) days’ advance written notice in the event of a cancellation or material change in the Consultant’s insurance policy.

13.    Independent Contractor. Nothing herein shall be construed to create a joint venture or partnership between the Parties hereto or an employee/employer relationship. The Consultant shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party. The Consultant shall control the conditions, time, details, and means by the Consultant Personnel and any other person providing the Services on behalf of the Consultant, as applicable. Except as set forth in this Agreement, including Section 3, no Consultant Personnel nor any other individual who performs any of the Services on behalf of the Consultant will be entitled to any benefits paid or made available by the Company or any of its Affiliates to their employees, including, without limitation, any vacation pay, sick pay, overtime pay, workers’ compensation coverage, health insurance, retirement benefits, or any other benefits of any type from the Company or any of its Affiliates, or to participate in any plans, arrangements, or distributions made by the Company or its Affiliates pertaining to any bonus, stock option, profit sharing, insurance, or similar benefits.

14.    Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally-recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14), with a copy by email.

If to the Company:	1305 Cherrington Parkway, Building 210, Suite 400 Moon Township, Pennsylvania Attention: Jenna Lacey E-mail: jennifer.lacey@mastechdigital.com

with a copy to:	Blank Rome LLP 501 Grant Street, Suite 850 Pittsburgh, PA 15219 Attention: Masha Trainor, Esq. and Jonathan T. Keen, Esq. E-mail: masha.trainor@blankrome.com and jonathan.keen@blankrome.com

If to the Consultant:	Primentor Inc. 2797 Capitola Terrace Fremont, CA 94539 Attention: Phaneesh Murthy E-mail: pm@primentorinc.com

with a copy to:	Quinn Emanuel Urquhart & Sullivan, LLP 51 Madison Avenue, 22nd Floor New York, NY 10010 Attention: Kimberly Carson, Esq. Email: kimberlycarson@quinnemanuel.com

15.    Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto, including the Stock Option Grant Agreements) constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

16.    Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the Parties hereunder may otherwise be transferred or assigned by any Party hereto, except that if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another company which assumes the Company’s obligations under this Agreement, the Company may assign its rights hereunder to that company. Any attempted transfer or assignment in violation of this Section 16 shall be null and void.

17.    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement, except as expressly set forth herein.

18.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

19.    Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by a formal written instrument (and not by an email or series of emails) signed by each Party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

20.    Severability; Further Assurances. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Each Party agrees to execute and deliver such documents and perform such acts which are or may become necessary to effectuate and carry out the purposes of this Agreement.

21.    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Pennsylvania. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the Commonwealth of Pennsylvania in each case located in the city of Pittsburgh and County of Allegheny, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

22.    Waiver of Jury Trial. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party to this Agreement certifies and acknowledges that (i) no representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such Party has considered the implications of this waiver; (c) such Party makes this waiver voluntarily; and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 22.

23.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

24.    No Strict Construction. The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

25.    Review by Counsel; Expenses of this Agreement. Each Party acknowledges that such Party has been given an opportunity to have this Agreement reviewed by the counsel of such Party’s choice. Each Party further acknowledges that this Agreement has been so reviewed or that such Party has determined to waive such review. Each Party shall pay its own expenses incident to the negotiation and preparation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Services Agreement on the date first written above.

MASTECH DIGITAL, INC.

By:	/s/ Sunil Wadhwani
Name:	Sunil Wadhwani
Title:	Authorized Person

PRIMENTOR INC.

By:	/s/ Phaneesh Murthy
Name:	Phaneesh Murthy
Title:	Founder and CEO

/s/ Phaneesh Murthy
Phaneesh Murthy (only for purposes of Section 3(c) and (d))

/s/ Srinjay Sengupta
Srinjay Sengupta (only for purposes of Section 3(c) and (d))

/s/ Sunil Wadhwani
Sunil Wadhwani (only for purposes of Section 3(d))

/s/ Ashok Trivedi
Ashok Trivedi (only for purposes of Section 3(d))

Exhibit A

Exhibit B

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE MASTECH DIGITAL, INC. STOCK INCENTIVE PLAN

(as amended and restated)

(the “Plan”)

This Agreement is made as of the date set forth on Schedule A hereto (the “Grant Date”), by and between Mastech Digital, Inc., a Pennsylvania corporation (the “Corporation”), and the person named on Schedule A hereto (the “Optionee”).

WHEREAS, the Optionee is the owner of equity of Primentor Inc., a California corporation (the “Consultant”), and the Consultant is a party to that certain Consulting Services Agreement made and entered into effective as of the Grant Date by and among the Corporation and the Consultant and the other parties thereto (the “Consulting Agreement”); and

WHEREAS, pursuant to the terms of the Consulting Agreement, the Corporation is granting the Optionee an option to purchase shares of common stock of the Corporation (the “Common Stock”) on the terms set forth herein;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants the Optionee an option to purchase from it, upon the terms and conditions set forth in the Plan, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

Terms of Stock Option. The option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following and those set forth in Schedule A hereto:

a)	This option shall constitute a Non-Qualified Stock Option which is not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended;

b)	The per share exercise price for the shares subject to this option is set forth on Schedule A hereto; and

c)	No portion of this option may be exercised more than ten (10) years from the Grant Date.

Payment of Exercise Price. This option may be exercised, in part or in whole, only by written request to the Corporation accompanied by payment of the exercise price in full either (i) in cash for the shares with respect to which it is exercised; (ii) by delivering to the Corporation a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay the exercise price; or (iii) by delivering shares of Common Stock or a combination of shares and cash having an aggregate Fair Market Value (as defined in the Plan) equal to the exercise price of the shares being purchased; provided, however, that shares of Common Stock delivered by the Optionee may be accepted as full or partial payment of the exercise price for any exercise of the option hereunder only if the shares have been held by the Optionee for at least six (6) months.

1

Miscellaneous.

a)	This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns.

b)

This Agreement will be governed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, and may be executed in more than one counterpart, each of which shall constitute an original document.

c)	No alterations, amendments, changes, or additions to this Agreement will be binding upon either the Corporation or the Optionee unless reduced to writing and signed by both parties.

d)

The Optionee acknowledges receipt of a copy of the Plan as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference (including but not limited to capitalized terms not otherwise defined herein) and this option is subject to such terms and conditions in all respects, except as expressly modified in this Agreement, Schedule A hereto, and/or in the Consulting Agreement.

e)	The Optionee is a consultant, and not an employee, of the Company or any of its affiliates, including for the purposes of the Plan.

f)

This Agreement, Schedule A hereto, the Plan, and the Consulting Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

In witness whereof, the parties have executed this Agreement as of the Grant Date.

MASTECH DIGITAL, INC.

By:
John J. Cronin, Jr.

OPTIONEE

Phaneesh Murthy

2

Schedule A

1.	Optionee: Phaneesh Murthy

2.	Grant Date: January 12, 2024

3.	Number of Shares of Common Stock covered by the Option: 192,500 shares

4.	Exercise Price: $8.34

5.	Subject to the condition set forth in subsection (c) of the section of the Agreement entitled “Terms of Stock Option,” the Option shall vest in accordance with the following schedule:

(i)	64,166 shares shall vest on the one-year anniversary of the Grant Date;

(ii)	64,167 shares shall vest on the second-year anniversary of the Grant Date; and

(iii)	64,167 shares shall vest on the third-year anniversary of the Grant Date (each such vesting period in Section 5(i), (ii), and (iii), a “Vesting Year”);

provided, however, that, in the event the Consulting Agreement is terminated either: (i) by the Company without Cause (as defined in the Consulting Agreement) prior to the expiration of the Term (as defined in the Consulting Agreement) pursuant to Section 9(c) of the Consulting Agreement, (ii) upon the consummation of a Sale Event (as defined in the Consulting Agreement) pursuant to Section 9(d) of the Consulting Agreement, or (iii) by the Company by reason of the death or Disability (as defined in the Consulting Agreement) of any Key Consultant Personnel (as defined in the Consulting Agreement) prior to the expiration of the Term pursuant to Section 9(e) of the Consulting Agreement, then, in the case of each of (i), (ii), and (iii), the vesting of the Option will accelerate as of the effective date of the Agreement’s termination (including any applicable notice period) and any shares covered by this Option that are unvested at the time of the effective date of such termination shall vest at that time; and

provided further that, notwithstanding anything to the contrary in this Section 5, vesting ceases immediately on the effective date of the termination of the Consulting Agreement in the event the Consulting Agreement is terminated either: (i) by the Consultant for any or no reason during the Term pursuant to Section 9(f) of the Consulting Agreement, or (ii) by the Company for Cause during the Term pursuant to Section 9(b) of the Consulting Agreement, and, in the case of each of (i) and (ii), any portion of the Option that has not vested on or prior to the effective date of the termination of the Consulting Agreement (including any applicable notice period) is forfeited on such date, but Optionee shall retain all entitlement to any portion of the Option that has vested on or prior to such date.

3

6.	The last day on which the vested portion of the Option may be exercised is the earliest of:

(i)	the ten-year anniversary of the Grant Date;

(ii)

one (1) year following the effective date of the termination of the Consulting Agreement if such termination is: (i) by the Company without Cause (as defined in the Consulting Agreement) during the Term pursuant to Section 9(c) of the Consulting Agreement, (ii) upon the consummation of a Sale Event pursuant to Section 9(d) of the Consulting Agreement, or (iii) by the Company by reason of the death or Disability of any Key Consultant Personnel during the Term pursuant to Section 9(e) of the Consulting Agreement; or

(iii)

ninety (90) days following the effective date of the termination of the Consulting Agreement if such termination is: (i) by the Consultant for any or no reason during the Term pursuant to Section 9(f) of the Consulting Agreement, or (ii) by the Company for Cause during the Term pursuant to Section 9(b) of the Consulting Agreement.

7.

Section 8(c) and 8(d)(iii) of the Plan shall be modified to permit, in the event of the death or Disability of the Optionee, the Option to transfer to and be exercised by the Optionee’s estate, personal representative, or other person entitled thereto under his will or the laws of descent and distribution, as applicable.

8.	The Option shall not be subject to Section 8(d)(v) or 8(i) of the Plan regarding engagement in the operation or management of a competing business by the Optionee.

Initials of Authorized Officer of
MASTECH DIGITAL, INC.

Optionee’s Initials

4

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE MASTECH DIGITAL, INC. STOCK INCENTIVE PLAN

(as amended and restated)

(the “Plan”)

This Agreement is made as of the date set forth on Schedule A hereto (the “Grant Date”), by and between Mastech Digital, Inc., a Pennsylvania corporation (the “Corporation”), and the person named on Schedule A hereto (the “Optionee”).

WHEREAS, the Optionee is a consulting services partner of Primentor Inc., a California corporation (the “Consultant”), and the Consultant is a party to that certain Consulting Services Agreement made and entered into effective as of the Grant Date by and among the Corporation and the Consultant and the other parties thereto (the “Consulting Agreement”); and

WHEREAS, pursuant to the terms of the Consulting Agreement, the Corporation is granting the Optionee an option to purchase shares of common stock of the Corporation (the “Common Stock”) on the terms set forth herein;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants the Optionee an option to purchase from it, upon the terms and conditions set forth in the Plan, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

Terms of Stock Option. The option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following and those set forth in Schedule A hereto:

a)	This option shall constitute a Non-Qualified Stock Option which is not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended;

b)	The per share exercise price for the shares subject to this option is set forth on Schedule A hereto; and

c)	No portion of this option may be exercised more than ten (10) years from the Grant Date.

Payment of Exercise Price. This option may be exercised, in part or in whole, only by written request to the Corporation accompanied by payment of the exercise price in full either (i) in cash for the shares with respect to which it is exercised; (ii) by delivering to the Corporation a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay the exercise price; or (iii) by delivering shares of Common Stock or a combination of shares and cash having an aggregate Fair Market Value (as defined in the Plan) equal to the exercise price of the shares being purchased; provided, however, that shares of Common Stock delivered by the Optionee may be accepted as full or partial payment of the exercise price for any exercise of the option hereunder only if the shares have been held by the Optionee for at least six (6) months.

1

Miscellaneous.

a)	This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns.

b)

This Agreement will be governed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, and may be executed in more than one counterpart, each of which shall constitute an original document.

c)	No alterations, amendments, changes, or additions to this Agreement will be binding upon either the Corporation or the Optionee unless reduced to writing and signed by both parties.

d)

The Optionee acknowledges receipt of a copy of the Plan as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference (including but not limited to capitalized terms not otherwise defined herein) and this option is subject to such terms and conditions in all respects, except as expressly modified in this Agreement, Schedule A hereto, and/or in the Consulting Agreement.

e)	The Optionee is a consultant, and not an employee, of the Company or any of its affiliates, including for the purposes of the Plan.

f)

This Agreement, Schedule A hereto, the Plan, and the Consulting Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

In witness whereof, the parties have executed this Agreement as of the Grant Date.

MASTECH DIGITAL, INC.

By:
John J. Cronin, Jr.

OPTIONEE

Srinjay Sengupta

2

Schedule A

1.	Optionee: Srinjay Sengupta

2.	Grant Date: January 12, 2024

3.	Number of Shares of Common Stock covered by the Option: 192,500 shares

4.	Exercise Price: $8.34

5.	Subject to the condition set forth in subsection (c) of the section of the Agreement entitled “Terms of Stock Option,” the Option shall vest in accordance with the following schedule:

(i)	64,166 shares shall vest on the one-year anniversary of the Grant Date;

(ii)	64,167 shares shall vest on the second-year anniversary of the Grant Date; and

(iii)	64,167 shares shall vest on the third-year anniversary of the Grant Date (each such vesting period in Section 5(i), (ii), and (iii), a “Vesting Year”);

provided, however, that, in the event the Consulting Agreement is terminated either: (i) by the Company without Cause (as defined in the Consulting Agreement) prior to the expiration of the Term (as defined in the Consulting Agreement) pursuant to Section 9(c) of the Consulting Agreement, (ii) upon the consummation of a Sale Event (as defined in the Consulting Agreement) pursuant to Section 9(d) of the Consulting Agreement, or (iii) by the Company by reason of the death or Disability (as defined in the Consulting Agreement) of any Key Consultant Personnel (as defined in the Consulting Agreement) prior to the expiration of the Term pursuant to Section 9(e) of the Consulting Agreement, then, in the case of each of (i), (ii), and (iii), the vesting of the Option will accelerate as of the effective date of the Agreement’s termination (including any applicable notice period) and any shares covered by this Option that are unvested at the time of the effective date of such termination shall vest at that time; and

provided further that, notwithstanding anything to the contrary in this Section 5, vesting ceases immediately on the effective date of the termination of the Consulting Agreement in the event the Consulting Agreement is terminated either: (i) by the Consultant for any or no reason during the Term pursuant to Section 9(f) of the Consulting Agreement, or (ii) by the Company for Cause during the Term pursuant to Section 9(b) of the Consulting Agreement, and, in the case of each of (i) and (ii), any portion of the Option that has not vested on or prior to the effective date of the termination of the Consulting Agreement (including any applicable notice period) is forfeited on such date, but Optionee shall retain all entitlement to any portion of the Option that has vested on or prior to such date.

3

6.	The last day on which the vested portion of the Option may be exercised is the earliest of:

(i)	the ten-year anniversary of the Grant Date;

(ii)

one (1) year following the effective date of the termination of the Consulting Agreement if such termination is: (i) by the Company without Cause (as defined in the Consulting Agreement) during the Term pursuant to Section 9(c) of the Consulting Agreement, (ii) upon the consummation of a Sale Event pursuant to Section 9(d) of the Consulting Agreement, or (iii) by the Company by reason of the death or Disability of any Key Consultant Personnel during the Term pursuant to Section 9(e) of the Consulting Agreement; or

(iii)

ninety (90) days following the effective date of the termination of the Consulting Agreement if such termination is: (i) by the Consultant for any or no reason during the Term pursuant to Section 9(f) of the Consulting Agreement, or (ii) by the Company for Cause during the Term pursuant to Section 9(b) of the Consulting Agreement.

7.

Section 8(c) and 8(d)(iii) of the Plan shall be modified to permit, in the event of the death or Disability of the Optionee, the Option to transfer to and be exercised by the Optionee’s estate, personal representative, or other person entitled thereto under his will or the laws of descent and distribution, as applicable.

8.	The Option shall not be subject to Section 8(d)(v) or 8(i) of the Plan regarding engagement in the operation or management of a competing business by the Optionee.

Initials of Authorized Officer of
MASTECH DIGITAL, INC.

Optionee’s Initials

4

Exhibit C

Schedule 1

*Detailed scope of Services to be added within thirty (30) days of the Effective Date

Schedule 2

Primentor Strategic Consulting Agreement

Schedule 2 - Additoinal Payments upon Termination by the Company without Cause

Termination Period	Original Pymt Schedule	Pymt Schedule In Agreement	Make-whole Upon Termination
Termination in Month 10	$40,000	$30,000	$10,000
Termination in Month 11	$40,000	$30,000	$20,000
Termination in Month 12	$40,000	$30,000	$30,000
Termination in Month 13	$40,000	$25,000	$45,000
Termination in Month 14	$40,000	$25,000	$60,000
Termination in Month 15	$40,000	$25,000	$75,000
Termination in Month 16	$40,000	$25,000	$90,000
Termination in Month 17	$40,000	$25,000	$105,000
Termination in Month 18	$40,000	$25,000	$120,000
Termination in Month 19	$40,000	$20,000	$140,000
Termination in Month 20	$40,000	$20,000	$160,000
Termination in Month 21	$40,000	$20,000	$180,000
Termination in Month 22	$—	$20,000	$160,000
Termination in Month 23	$—	$20,000	$140,000
Termination in Month 24	$—	$20,000	$120,000
Termination in Month 25	$—	$120,000	$—
Termination in Month 26	$—		$—
Termination in Month 27	$—		$—
Termination in Month 28	$—		$—
Termination in Month 29	$—		$—
Termination in Month 30	$—		$—
Termination in Month 31	$—		$—
Termination in Month 32	$—		$—
Termination in Month 33	$—		$—
Termination in Month 34	$—		$—
Termination in Month 35	$—		$—
Termination in Month 36	$—		$—

Total Payments - Mo. 10 - Mo 36	$480,000	$480,000	$—